As filed with the Securities and Exchange Commission on December 20, 1996
                                                  Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          AFTERMARKET TECHNOLOGY CORP.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                         95-4486486
     (State or Other Jurisdiction                          (I.R.S. Employer
   of Incorporation or Organization)                     Identification Number)

  33309 FIRST WAY SOUTH, SUITE A-206                              98003
       FEDERAL WAY, WASHINGTON                                  (Zip Code)
(Address of Principal Executive Offices)

                            1996 STOCK INCENTIVE PLAN
                                       and
                                HARTNETT WARRANT
                            (Full Title of the Plans)

                               STEPHEN J. PERKINS
                             CHIEF EXECUTIVE OFFICER
                          AFTERMARKET TECHNOLOGY CORP.
                       33309 FIRST WAY SOUTH, SUITE A-206
                         FEDERAL WAY, WASHINGTON  98003
                                 (206) 838-0346
      (Name, Address, Including Zip Code, and Telephone Number, Including Area
                            Code, of Agent for Service)

                                 --------------

                                   Copies to:

                              BRUCE D. MEYER, ESQ.
                         GIBSON, DUNN & CRUTCHER LLP
                            333 SOUTH GRAND AVENUE
                    LOS ANGELES, CALIFORNIA  90071-3197
                                  (213) 229-7000

                                --------------

---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------
                                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
                                                    PROPOSED            PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES           AMOUNT TO BE    MAXIMUM OFFERING PRICE   AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED             REGISTERED (1)      PER SHARE (2)              PRICE (2)             FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share. . . . . .      2,470,176               N/A                  $8,144,891          $2,469
--------------------------------------------------------------------------------------------------------------


(1) Of the 2,470,176 shares of Common Stock being registered hereunder, up to (i) 2,400,000 of the shares are reserved for issuance pursuant to the 1996 Stock Incentive Plan (the "1996 Plan") and
    (ii) 70,176 of the shares are reserved for issuance pursuant to the Warrant Agreement, dated as of December 20, 1996, between Michael
    J. Hartnett and Aftermarket Technology Corp. (the "Hartnett
    Warrant"). Pursuant to Rule 416, there also is being registered such number of additional shares of Common Stock which may become available for issuance pursuant to the foregoing 1996 Plan and Hartnett Warrant in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 (a) in the case of 127,782 shares registered with respect to options that are available for award under the 1996 Plan, based upon the average price of the Common Stock on December 17, 1996, which was $15.6875; (b) in the case of 2,342,394 shares registered with respect to options and warrants being granted under the 1996 Plan and Hartnett Warrant, with an aggregate exercise price of $6,140,310, based upon the price at which the options and warrants may be exercised, which averages approximately $2.62 per share.

                                    PART I
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.PLAN INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

ITEM 2.REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not filed as part of this Registration Statement pursuant to Note to
Part 1 of Form S-8.

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference:

(1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by Registrant's prospectus referred to in (1) above;

(3) The description of the Common Stock set forth under the caption "Description of Capital Stock" in the Registrant's registration statement on Form 8-A, filed with the Commission on November 27, 1996, File No. 000-21803, together with any amendment or report filed with the Commission for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.INTERESTS OF NAMED EXPERTS AND COUNSEL.

     In 1994, in connection with the formation of the Registrant, certain partners of Gibson, Dunn & Crutcher LLP acquired beneficial interests in shares representing in the aggregate less than 1% of all outstanding Common Stock at the same price per share paid by other purchasers of Common Stock on or prior to that date.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant may, in its discretion, similarly indemnify its employees and agents. The Certificate of Incorporation relieves its directors from monetary damages to the Registrant or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty,
(ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 7.EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

     5     Opinion of Gibson, Dunn & Crutcher LLP.
     23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).
     23.2  Consent of Ernst & Young LLP (independent auditors).

ITEM 9.UNDERTAKINGS.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Federal Way, State of Washington, on this 20th day of December, 1996.

                                       AFTERMARKET TECHNOLOGY CORP.

                                       By:       /s/
                                          ------------------------
                                          Stephen J. Perkins
                                          President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Stephen J. Perkins and John C. Kent, and each of them, his true and lawful attorney-in-fact, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                   Title                          Date
      ---------                   -----                          ----
         /s/
-------------------    President and Chief Executive        December 20, 1996
Stephen J. Perkins     Officer and Director (Principal
                              Executive Officer)

         /s/
-------------------    Chief Financial Officer (Principal   December 20, 1996
John C. Kent                  Financial Officer)

         /s/
-------------------    Corporation Controller (Principal    December 20, 1996
Daniel C. Buie                Accounting Officer)

         /s/
-------------------    Chairman of the Board of Directors   December 20, 1996
William A. Smith

         /s/
-------------------                 Director                December 20, 1996
Richard R. Crowell

         /s/
-------------------                 Director                December 20, 1996
Mark C. Hardy

         /s/
-------------------                 Director                December 20, 1996
Michael J. Hartnett

         /s/
-------------------                 Director                December 20, 1996
Kurt B. Larsen

         /s/
-------------------                 Director                December 20, 1996
William E. Myers, Jr.

         /s/
-------------------                 Director                December 20, 1996
Richard K. Roeder

                                INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                   DESCRIPTION OF EXHIBIT
 -------                   ----------------------

    5         Opinion of Gibson, Dunn & Crutcher LLP.

  23.1        Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

  23.2        Consent of Ernst & Young LLP.

  24.1 Power of Attorney (included on the signature pages of this Registration Statement).